UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2012

FIRST ACCEPTANCE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-12117	75-1328153
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3813 Green Hills Village Drive Nashville, Tennessee		37215
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (615) 844-2800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 31, 2012, the Compensation Committee of the Board of Directors of First Acceptance Corporation, or the Company, awarded Mark A. Kelly, the Company’s Interim President and Chief Executive Officer, a stock option to purchase 750,000 shares of Company common stock. This stock option has an exercise price of $1.45 per share. The stock option granted to Mr. Kelly vests 40% upon grant and the remainder vests in equal installments on each of January 31, 2013, 2014 and 2015. Additionally, this stock option expires on January 31, 2017. The description of this stock option is qualified by reference to the Form of Non-Qualified Stock Option Agreement, a copy of which was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K dated November 3, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Acceptance Corporation, a Delaware corporation

Date: February 3, 2012	By:	/s/ JOHN BARNETT
	Name:	John Barnett
	Title:	Senior Vice President—Finance

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